THOMAS PROPERTIES GROUP, INC. ANNOUNCES
FOURTH QUARTER 2010 RESULTS
Thomas Properties Group, Inc. (Nasdaq: TPGI) reported today the results of operations for the quarter ended December 31, 2010.
The results of operations presented in this release include TPGI’s results of operations for the three and twelve months ended December 31, 2010 and 2009. The consolidated net loss for the three months ended December 31, 2010 was $(6.2) million or $(0.18) per share compared to consolidated net loss of $(7.7) million or $(0.30) per share for the three months ended December 31, 2009. The consolidated net loss for the year ended December 31, 2010 was $(11.5) million or $(0.34) per share compared to consolidated net loss of $(21.6) million or $(0.86) per share for the year ended December 31, 2009. The decrease in the consolidated net loss for the year ended December 31, 2010 compared to the consolidated net loss for the year ended December 31, 2009 is primarily due to decreases in interest expense resulting from reduced debt balances, general and administrative expenses and impairment loss.
After tax cash flow (“ATCF”) for the three months ended December 31, 2010 was $(0.3) million or $(0.01) per share compared to after tax cash flow of $2.5 million or $0.10 per share for the three months ended December 31, 2009. After tax cash flow for the year ended December 31, 2010 was $9.1 million or $0.27 per share compared to after tax cash flow of $8.2 million or $0.33 per share for the year ended December 31, 2009. The decrease in ATCF per share for the year ended December 31, 2010 compared to the year ended December 31, 2009 was primarily the result of a larger number of shares outstanding in 2010 compared with 2009. The Company defines ATCF (a non-GAAP financial measure) as net income (loss) excluding the following items: noncontrolling interests, deferred income taxes, non-cash charges for depreciation and amortization and asset impairment, amortization of loan costs, non-cash compensation expense, straight-line rent adjustments, adjustments to reflect the fair market value of rent, and gain from extinguishment of debt. ATCF is further described in note (c) to the financial statements below.
"For the past two years, our company has been focused on stabilizing our balance sheet and maintaining occupancy in our portfolio. Since the beginning of 2009, we have reduced our pro-rata share of property debt by 34.8%, from $397.8 million to $259.5 million. In addition, we have extended the weighted average remaining life of our debt from 3.7 years to 5.9 years," said Jim Thomas, Chairman & CEO. "We have increased the occupancy of our portfolio, which at December 31, 2010 was 84.3% leased, compared with 83.6% leased at the beginning of 2009. We are now poised for growth. Going forward we will focus on internal growth through increasing occupancy and rental rates, as well as generating cash for reinvestment through sales of assets."
Supplemental Materials
The company will publish a Supplemental Financial Information package which will be available at www.tpgre.com in the Investor Relations tab, Supplemental Financial Information section.
Teleconference and Webcast
TPGI will hold a quarterly earnings conference call on Friday, February 18, 2011 at 11:00 a.m. Pacific Time. To participate in the call, dial (800) 798-2801 and (617) 614-6205 internationally, and provide confirmation code 25133739.
A live webcast (listen only mode) of the conference call will also be available at this time. A hyperlink to the live webcast will be available from the Investor Relations section of our website at www.tpgre.com. A replay of the call will be available through March 11, 2011, by calling (888) 286-8010 and (617) 801-6888 internationally, and providing confirmation code 60732686. The replay will also be available on Thomas Properties Group, Inc.’s web site at www.tpgre.com.
The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.
About Thomas Properties Group, Inc.
Thomas Properties Group, Inc., with headquarters in Los Angeles, is a full-service real estate company that owns, acquires, develops and manages primarily office, as well as mixed-use and residential properties on a nationwide basis. The company’s primary areas of focus are the acquisition and ownership of premier properties, property development and redevelopment, and property and investment management activities. For more information on Thomas Properties Group, Inc., visit www.tpgre.com.
Forward Looking Statements
Statements made in this press release or during the quarterly earnings conference call that are not historical may contain forward-looking statements. Although TPGI believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, these statements are subject to numerous risks and uncertainties. Factors that could cause actual results to differ materially from TPGI’s expectations include actual and perceived trends in various national and economic conditions that affect global and regional markets for commercial real estate services (including interest rates), the availability of credit and equity investors to finance commercial real estate transactions, our ability to enter into or renew leases at favorable rates, which can be impacted by the financial condition of our tenants, risks associated with the success of our development and property redevelopment projects, general volatility in the securities and credit markets, and the impact of tax laws affecting real estate. For a discussion of some of the factors that may cause our results to differ from management’s expectations, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the year ended December 31, 2009 and our subsequent Form 10-Q quarterly reports, each of which is filed with the SEC. TPGI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

THOMAS PROPERTIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2010	2009	2010	2009

Revenues:
Rental	$7,412	$7,254	$29,230	$29,753
Tenant reimbursements	4,711	5,012	20,187	21,163
Parking and other	679	832	3,330	2,988
Investment advisory, management, leasing and development services	2,109	2,187	7,703	9,345
Investment advisory, management, leasing and development services - unconsolidated real estate entities	5,344	3,794	16,470	15,023
Reimbursement of property personnel costs	1,584	1,371	5,797	5,584
Condominium sales	425	7,299	14,984	30,226
Total revenues	22,264	27,749	97,701	114,082
Expenses:
Property operating and maintenance	6,390	6,900	25,049	25,339
Real estate and other taxes	1,693	1,798	6,914	7,225
Investment advisory, management, leasing and development services	4,234	3,272	12,221	11,910
Reimbursable property personnel costs	1,584	1,371	5,797	5,584
Cost of condominium sales	300	5,600	10,955	26,492
Interest	4,871	6,453	19,239	26,868
Depreciation and amortization	3,723	3,269	14,128	12,642
General and administrative	4,363	4,802	14,224	17,082
Impairment loss	4,500	4,400	4,500	13,000
Total expenses	31,658	37,865	113,027	146,142
Gain on sale of real estate	—	1,214	—	1,214
Gain on extinguishment of debt	—	11,412	—	11,921
Interest income	17	51	72	338
Equity in net loss of unconsolidated real estate entities	(246)	(15,641)	(1,184)	(16,236)
Loss before income taxes and noncontrolling interests	(9,623)	(13,080)	(16,438)	(34,823)
Benefit (provision) for income taxes	774	(203)	357	(683)
Net loss	(8,849)	(13,283)	(16,081)	(35,506)
Noncontrolling interests' share of net loss:
Unitholders in the Operating Partnership	2,804	4,079	4,843	11,535
Partners in consolidated real estate entities	(106)	1,474	(234)	2,408
	2,698	5,553	4,609	13,943
TPGI share of net loss	$(6,151)	$(7,730)	$(11,472)	$(21,563)
Loss per share - basic and diluted	$(0.18)	$(0.30)	$(0.34)	$(0.86)

Weighted average common shares - basic and diluted	35,041,770	25,753,994	33,684,101	25,173,163

Reconciliation of net loss to EBDT(a):
Net loss	$(6,151)	$(7,730)	$(11,472)	$(21,563)
Adjustments:
Income tax (benefit) provision	(774)	203	(357)	683
Noncontrolling interests - unitholders in the Operating Partnership	(2,804)	(4,079)	(4,843)	(11,535)

Depreciation and amortization	3,723	3,269	14,128	12,642
Amortization of loan costs	203	318	897	690
Unconsolidated real estate entities:
Depreciation and amortization	2,714	4,811	15,599	19,412
Amortization of loan costs	281	214	718	897
Earnings before depreciation, amortization and taxes	$(2,808)	$(2,994)	$14,670	$1,226
TPGI share of EBDT (b)	$(2,017)	$(1,950)	$10,408	$790
EBDT per share - basic and diluted	$(0.06)	$(0.08)	$0.31	$0.03
Weighted average common shares - basic	35,041,770	25,753,994	33,684,101	25,173,163
Weighted average common shares - diluted	35,041,770	25,753,994	33,949,968	25,173,163

Reconciliation of net loss to ATCF(c):
Net loss	$(6,151)	$(7,730)	$(11,472)	$(21,563)
Adjustments:
Income tax (benefit) provision	(774)	203	(357)	683
Noncontrolling interests - unitholders in the Operating Partnership	(2,804)	(4,079)	(4,843)	(11,535)
Depreciation and amortization	3,723	3,269	14,128	12,642
Amortization of loan costs	203	318	897	690
Non-cash compensation expense	205	581	672	2,838
Straight-line rent adjustments	(775)	(162)	(1,842)	(924)
Adjustments to reflect the fair market value of rent	1	—	2	23
Impairment loss	4,500	4,400	4,500	13,000
Gain on extinguishment of debt	—	(11,412)	—	(11,921)
Unconsolidated real estate entities:
Depreciation and amortization	2,714	4,811	15,599	19,412
Amortization of loan costs	281	214	718	897
Straight-line rent adjustments	(294)	(91)	(1,191)	(1,565)
Adjustments to reflect the fair market value of rent	(235)	(368)	(1,102)	(1,394)
Impairment loss	—	14,000	—	16,012
Gain on extinguishment of debt	(331)	—	(1,953)	(4,189)
ATCF before income taxes	$263	$3,954	$13,756	$13,106
TPGI share of ATCF before income taxes (b)	$188	$2,575	$9,759	$8,443
TPGI income tax expense - current	(494)	(100)	(639)	(232)
TPGI share of ATCF	$(306)	$2,475	$9,120	$8,211
ATCF per share - basic & diluted	$(0.01)	$0.10	$0.27	$0.33
Weighted average common shares - basic	35,041,770	25,753,994	33,684,101	25,173,163
Weighted average common shares - diluted	35,041,770	25,753,994	33,949,968	25,173,163

a.
EBDT is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We define EBDT as net income (loss) excluding the following items: i) income tax expense (benefit); ii) noncontrolling interests; iii) depreciation and amortization; and iv) amortization of loan costs. EBDT provides a performance measure that, when compared year over year, reflects the impact to operations from changes to occupancy rates, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs, and provides perspective on operating performance not immediately apparent from net income. EBDT should be considered only as a supplement to net income as a measure of our performance. EBDT also assists management in identifying trends for purposes of financial planning and forecasting results. However, the usefulness of EBDT as a performance measure is limited and EBDT should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. EBDT also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

b.
Based on an interest in our operating partnership of 71.83% and 70.95% for the three and twelve months ended December 31, 2010, respectively, and 65.13% and 64.42% for the three and twelve months ended December 31, 2009, respectively.

c.
ATCF is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We define ATCF as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation and amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; vii) the adjustment to rental revenue to reflect the fair market value of rents; and viii) gain on extinguishment of debt. Management utilizes ATCF data in assessing performance of our business operations in period-to-period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

THOMAS PROPERTIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2010	December 31, 2009
	(unaudited)	(audited)
ASSETS
Investments in real estate:
Operating properties, net	$266,859	$276,603
Land improvements—development properties	96,585	95,558
	363,444	372,161
Condominium units held for sale	49,827	64,101
Improved land held for sale	2,819	4,508
Investments in unconsolidated real estate entities	17,975	14,458
Cash and cash equivalents, unrestricted	42,363	35,935
Restricted cash	13,069	12,071
Rents and other receivables, net	1,754	2,073
Receivables from unconsolidated real estate entities	2,979	2,010
Deferred rents	14,592	12,954
Deferred leasing and loan costs, net	13,538	15,375
Other assets, net	17,875	23,757
Total assets	$540,235	$559,403
LIABILITIES AND EQUITY
Liabilities:
Mortgage loans	$254,612	$255,104
Other secured loans	45,924	63,132
Accounts payable and other liabilities, net	29,020	35,573
Prepaid rent and deferred revenue	2,888	3,249
Total liabilities	332,444	357,058

Equity:
Stockholders’ equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized, none issued or outstanding as of December 31, 2010 and 2009	—	—
Common stock, $.01 par value, 225,000,000 shares authorized, 36,943,394 and 30,878,621 shares issued and outstanding as of December 31, 2010 and December 31, 2009, respectively	369	308
Limited voting stock, $.01 par value, 20,000,000 shares authorized, 12,313,331 and 13,813,331 shares issued and outstanding as of December 31, 2010 and December 31, 2009, respectively	123	138
Additional paid-in capital	207,953	185,344
Retained deficit and dividends	(60,790)	(49,394)
Total stockholders’ equity	147,655	136,396
Noncontrolling interests:
Unitholders in the Operating Partnership	51,478	63,042
Partners in consolidated real estate entities	8,658	2,907
Total noncontrolling interests	60,136	65,949
Total equity	207,791	202,345
Total liabilities and equity	$540,235	$559,403

Contact: Thomas Properties Group, Inc.
Website: www.tpgre.com
Diana Laing, Chief Financial Officer
213-613-1900